SCHEDULE 13G
CUSIP NO. 52730C101	PAGE 9 OF 9 PAGES
Exhibit I
JOINT FILING AGREEMENT
     This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $0.01 par value, of Lev Pharmaceuticals, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated as of October 30, 2006

ALEXANDRA GLOBAL MASTER FUND LTD.

By:	ALEXANDRA INVESTMENT MANAGEMENT, LLC,
its Investment Advisor

	By:	/s/ Mikhail A. Filimonov

Mikhail A. Filimonov
Title: Managing Member

ALEXANDRA INVESTMENT MANAGEMENT, LLC

By:	/s/ Mikhail A. Filimonov

Mikhail A. Filimonov
Title: Managing Member

/s/ Mikhail A. Filimonov

Mikhail A. Filimonov